Exhibit 99.h.(14)

September 26, 2012

State Street Bank and Trust Company
Lafayette Corporate Center

2 Avenue de Lafayette

Boston, Massachusetts 02111

Attention:  Darin S. Dagle, Vice President

Re:          New Funds

Ladies and Gentlemen:

Please be advised that the Credit Suisse Opportunity Funds (the “Opportunity Trust”) has established two new series of shares to be known as Credit Suisse Liquid Managed Futures Strategy Fund (the “Managed Futures Fund”) and Credit Suisse Strategic Income Fund (the “Strategic Income Fund”) and that the Credit Suisse Commodity Strategy Funds (formerly known as the Credit Suisse Commodity Return Strategy Fund, the “Commodity Trust”) has established a new series of shares to be known as Credit Suisse Commodity ACCESS Strategy Fund ((the “Commodity Fund”) and together with the Managed Futures Fund and the Strategic Income Fund, the “Funds”).

In accordance with Section 1, the Additional Funds provision, of the Co-Administration Agreement dated as of March 18, 2002, by and among each management investment company party thereto and State Street Bank and Trust Company (as amended, modified or supplemented from time to time, the “Agreement”), the Opportunity Trust and the Commodity Trust hereby requests that your bank act as Co-Administrator for the Funds under the terms of the Agreement.  In connection with such request, the Funds hereby confirms to you, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement.

For convenience, attached as Schedule A hereto is a replacement of “Schedule A” to the Agreement.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

CREDIT SUISSE OPPORTUNITY FUNDS

By:	/s/Karen Regan
Name: Karen Regan
Title: Vice President and Secretary, Duly Authorized

CREDIT SUISSE COMMODITY STRATEGY FUNDS

By:	/s/Karen Regan
Name: Karen Regan
Title: Vice President and Secretary, Duly Authorized

Agreed and Accepted:
STATE STREET BANK AND TRUST COMPANY
By:	/s/Michael F. Rogers
Name: Michael F. Rogers
Title: Executive Vice President
Effective Date: September 28, 2012

Schedule A

CREDIT SUISSE OPPORTUNITY FUNDS

Credit Suisse Floating Rate High Income Fund

Credit Suisse Liquid Alternative Fund

Credit Suisse Liquid Managed Futures Strategy Fund

Credit Suisse Strategic Income Fund

CREDIT SUISSE COMMODITY STRATEGY FUNDS

Credit Suisse Commodity ACCESS Strategy Fund

Credit Suisse Commodity Return Strategy Fund

CREDIT SUISSE TRUST

Commodity Return Strategy Portfolio